SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 9, 2005 (August 3, 2005)

VSOURCE, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-30326	77-0557617
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7855 Ivanhoe Avenue, Suite 200, La Jolla, California 92037-4508 (Address of principal executive offices)

Registrant's telephone number, including area code: (858) 551-2920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.       Entry into a Material Definitive Agreement.

Loan

          On August 3, 2005, Vsource (USA) Inc., a Delaware corporation ("Vsource USA") and a wholly owned subsidiary of Vsource, Inc. (the registrant, also a Delaware corporation, and referred to as "Vsource" " in this Current Report on Form 8-K), made a $100,000 working capital loan (the "Loan") to Clinicis-Phoenix Surgery Center, LLC., an Arizona limited liability company ("Clinicis-Phoenix") and a wholly owned subsidiary of Clinicis, Inc., a California corporation ("Clinicis").

          The Loan was made subject to the terms, conditions, uses and provisions set forth in a loan agreement, dated as of July 29, 2005 (the "Loan Agreement"), between Clinicis-Phoenix and Vsource USA. Concurrent with the Loan Agreement, Clinicis-Phoenix executed and delivered to the order of Vsource USA a secured promissory note, dated July 29, 2005 (the "Note"), in the original principal amount of $100,000 (the "Issue Price") evidencing the Loan. The rate of interest under the Note is ten percent (10%) per annum. The Issue Price plus all accrued but previously unpaid interest is due and payable upon demand of Vsource USA. If no demand is made before October 29, 2005, the Note becomes due (the "Due Date") on such date. Clinicis-Phoenix may elect to repay the Note with no premium or penalty prior to the Due Date. In order to further secure the Note, Donald A. Cook, the President and majority shareholder of Clinicis, entered into a stock pledge agreement, dated as of July 29, 2005 (the "Stock Pledge Agreement"), whereby Mr. Cook pledged certain shares held by Mr. Cook in Clinicis (the "Pledged Shares") and granted Vsource USA a security interest in the Pledged Shares and any "Proceeds" (as defined in the Stock Pledge Agreement) of the Pledged Shares, which together constitute the "Collateral" under the Stock Pledge Agreement. Under the Stock Pledge Agreement, Vsource USA has the right at any time during the continuance of certain "Events of Default" set out in the Note or Loan Agreement to transfer or to register on the books of Clinicis in the name of Vsource USA or any of its nominees any or all of the Collateral. Finally, in order to induce Vsource to cause Vsource USA to enter into the Loan Agreement, Clinicis granted to Vsource an option to purchase from Clinicis 80% of the membership interests in Clinicis-Phoenix for $1.00, subject to the terms and conditions of an inducement agreement, dated as of July 29, 2005 (the "Inducement Agreement"), by and between Vsource and Clinicis.

          Copies of each of the Loan Agreement, Note, Pledge Agreement and Inducement Agreement are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

          Set forth above in this Current Report on Form 8-K is a summary of the material terms of the Loan, which summary is qualified by reference to the full text of the underlying agreements which have been filed as exhibits to this Current Report Form 8-K.

Item 9.01.       Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated as of July 29, 2005, between Clinicis-Phoenix Surgery Center, LLC. And Vsource (USA) Inc.
10.2	Secured Promissory Note, dated July 29, 2005, executed by Clinicis-Phoenix Surgery Center, LLC.
10.3	Stock Pledge Agreement, dated as of July 29, 2005, between Donald A. Cook and Vsource (USA) Inc.
10.4	Inducement Agreement, dated as of July 29, 2005, by and between Vsource, Inc. and Clinicis, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VSOURCE, INC.
Date: August 9, 2005	By:	/s/ David Hirschhorn Name: David Hirschhorn Title: Co-Chief Executive Officer
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EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated as of July 29, 2005, between Clinicis-Phoenix Surgery Center, LLC. And Vsource (USA) Inc.
10.2	Secured Promissory Note, dated July 29, 2005, executed by Clinicis-Phoenix Surgery Center, LLC.
10.3	Stock Pledge Agreement, dated as of July 29, 2005, between Donald A. Cook and Vsource (USA) Inc.
10.4	Inducement Agreement, dated as of July 29, 2005, by and between Vsource, Inc. and Clinicis, Inc.